EXHIBIT 99.1

TRAFFIX	Dan Harvey
CONTACT:	CFO
Traffix, Inc.
(845) 620-1212 ext: 231
danh@traffixinc.com

KCSA	David Burke / Marybeth Csaby
CONTACT:	(212) 682-6300 ext. 258/230
dburke@kcsa.com/ mcsaby@kcsa.com

TRAFFIX, INC. SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 31, 2008
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Pearl River, NY - January 11, 2008 -- Traffix, Inc. (NASDAQ:TRFX), a premier interactive media company, announced that definitive proxy materials in connection with the Company’s special meeting of stockholders were filed with the Securities and Exchange Commission and subsequently mailed on January 4, 2008, to stockholders of record as of December 21, 2007. At the meeting, Traffix stockholders will vote on, among other things, a proposal to approve and adopt the Agreement and Plan of Merger by and among New Motion, Inc. (“New Motion”), NM Merger Sub, Inc., a wholly owned subsidiary of New Motion, and Traffix, Inc. (“Traffix”), dated September 26, 2007.

The special meeting of stockholders will be held on January 31, 2008 at 10:00 am EST at the Company’s offices located at One Blue Hill Plaza, Pearl River, New York. Stockholders as of close of business on December 21, 2007 will be entitled to participate in the vote.

Those stockholders who have questions pertaining to the merger or do not receive the proxy information by mail prior to the meeting should contact the Company’s proxy solicitor, Morrow & Co., toll-free at (877) 807-8895.

About Traffix, Inc:
Traffix, Inc is a premier interactive media company that develops its own content and builds communities tailored to consumers’ specific interests and lifestyles. Its full solution marketing services group delivers media, analytics and results to third parties through its four business groups:
•
Traffix (http://www.traffixinc.com) offers marketers brand and performance based distribution solutions though the Traffix network of entertaining web destinations, via its proprietary ad-serving optimization technology.

•	SendTraffic (http://www.sendtraffic.com) is a performance focused, search engine marketing firm focused on building online presence, optimizing marketing expenditures and retaining customers.
•
Hot Rocket Marketing (http://www.hotrocketinc.com) is an online direct-response media firm servicing advertisers, publishers and agencies by leveraging vast online inventory across sites, networks, search engines and email to drive users to client web properties, generating qualified leads, registrations and sales.

•
mxFocus (http://www.mxfocus.com) develops and distributes content and services for mobile phones and devices and provides interactive mobile media solutions for advertisers, marketers and content providers.

For more information about Traffix, Inc., visit the website at www.traffixinc.com.

Forward-Looking Information

This release contains certain forward-looking statements and information relating to Traffix that are based on the beliefs of Traffix's management, as well as assumptions made by and information currently available to Traffix. Such statements reflect the current views of Traffix with respect to future events including predictions regarding the outcome and certification of the vote on the merger or the closing of the merger with New Motion., estimates and projections about Traffix's business and the proposed combination with New Motion based on certain assumptions of Traffix's management, including those described in this Release. These statements are not guarantees of future performance and involve risk and uncertainties that are difficult to predict, including changes in demand for Traffix's services and products, changes in technology and the regulatory environment affecting Traffix's business, the failure to realize benefits from the proposed merger transaction or delays in realization thereof, the inability to successfully combine the business of Traffix with the business of New Motion or the risk that such combination may take longer, be more difficult, time consuming or costly to accomplish than expected, and other difficulties encountered in the proposed merger. Should one or more of these underlying assumptions prove incorrect or should these risks materialize, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. Traffix does not intend to update these forward-looking statements.

Additional Information and Where You Can Find It

This communication is being made in respect of the proposed business combination involving New Motion and Traffix. In connection with the proposed transaction, Traffix filed a Proxy Statement with the SEC and New Motion filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus as well as certain other documents, and each of New Motion and Traffix may file with the SEC other documents regarding the proposed transaction. The definitive Joint Proxy Statement/Prospectus was mailed to stockholders of New Motion and Traffix on January 4, 2008.

INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by New Motion and Traffix through the web site maintained by the SEC at http://www.sec.gov/. Free copies of these documents (when available) and other documents filed with the SEC can also be obtained by directing a request to David Burke (212-682-6300 ext. 258) or Marybeth Csaby (212-682-6300 ext. 236) of KCSA, investor relations representatives for Traffix.

Traffix, New Motion and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the identity of the persons who may, under SEC rules, be deemed to be “participants” in the solicitation of proxies, and a description of their direct and indirect interests in the solicitation, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials filed or to be filed with the SEC when they become available.

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